Exhibit 10.18

Corrected FIRST AMENDMENT TO Severance Agreements

Dated as of August 8, 2018

This Corrected First Amendment to Severance Agreements (this "Amendment"), dated as of August 8, 2018 (the "Amendment Date"), is by and between Steven J. Adolph, an individual (the "Employee"), and SPAR Group, Inc., a Delaware corporation ("SGRP", the "Company" or the "Corporation"). The Employee and Company may be referred to individually as a "Party" and collectively as the "Parties".

The Parties are parties to that certain existing Executive Officer Severance Agreement dated June 17, 2016 (the "Existing EOSA"), and that certain existing Amended and Restated Change in Control Severance Agreement dated September 5, 2017 (the "Existing CICSA"), which the Parties now desire to amend upon the terms and provisions and subject to the conditions set forth in this Agreement to clarify that each such agreement is independent (but that payments are not intended to be duplicative). The Existing EOSA and Existing CICSA may be referred to individually as an "Existing Severance Agreement" and collectively as the "Existing Severance Agreements", and as amended by this Amendment, may be referred individually as a "Severance Agreement" and collectively as the "Severance Agreements"

In consideration of past, present and future employment by the Company, the mutual covenants below and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged by each Party), the Employee and Company, intending to be legally bound, hereby agree as follows:

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment and the Existing Agreement, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto hereby agree as follows:

1.     Certain Definitions. Except as otherwise provided herein, all capitalized terms used and not otherwise defined or amended in this Amendment shall have the meanings respectively given to them in the Existing EOSA or Existing CICSA, as applicable.

2.     Amendment to Existing EOSA. Upon execution and delivery of this Amendment, the Existing EOSA is hereby supplemented and amended as follows, effective as of the Amendment Date:

(a)     The defined terms: "Existing EOSA" shall mean that certain existing Executive Officer Severance Agreement dated September 5, 2017, by and between Steven J. Adolph, an individual (as the "Employee" thereunder), and SPAR Group, Inc., a Delaware corporation (as ("SGRP", the "Company" or the "Corporation" thereunder). "Existing CICSA" shall mean that certain existing Amended and Restated Change in Control Severance Agreement dated September 5, 2017, by and between Steven J. Adolph, an individual (as the "Employee" thereunder), and SPAR Group, Inc., a Delaware corporation (as ("SGRP", the "Company" or the "Corporation" thereunder). "First Amendment" shall mean the Corrected First Amendment to Severance Agreements dated as of August 8, 2018, by and between Steven J. Adolph, an individual (as the "Employee" thereunder), and SPAR Group, Inc., a Delaware corporation ( as "SGRP", the "Company" or the Corporation thereunder). "EOSA" shall mean the Existing ESOA as amended by the First Amendment and as such agreement otherwise may have been and hereafter may be supplemented, modified, amended or restated from time to time in the manner provided therein. "CICSA" shall mean the Existing CICSA as amended by the First Amendment and as such agreement otherwise may have been and hereafter may be supplemented, modified, amended or restated from time to time in the manner provided therein. The defined term "Agreement" shall mean the EOSA.

(b)     Section 1 of the Existing EOSA is hereby amended by the addition of the following new subsection to the end of such Section (without the deletion or modification of any other material):

(d)     Separate CICSA Agreement; Non-Duplicative Payments. The Employee and the Company have entered into the separate CICSA. This Agreement does not replace, amend or affect the CICSA, and the CICSA Agreement does not replace, amend or affect this Agreement; provided, however, that the severance payments under this Agreement and the CICSA are not intended to be duplicative and the Employee is only entitled to be paid once for his Employee's Daily Salary for the same period of time if the applicable payment periods under those Agreements overlap.

(c)     In Section 2 of the Existing EOSA, subsection (l) (entitled "Protected Period") is hereby deleted in its entirety, and the following new amended and restated subsection is hereby inserted in its place (without the deletion or modification of any other material):

(l)     "Protected Period" shall mean the period commencing on the Effective Date and ending at 11:59 pm (NYC time) on the day before June 17, 2020. The Protected Period may be renewed for additional twelve month periods from time to time by the written agreement of both Parties in their discretion and the approval of the SGRP Compensation Committee in its discretion, which written agreements shall specify the commencement, duration and end date for each such renewal.

3.     Amendment to Existing CICSA. Upon execution and delivery of this Amendment, the Existing CICSA is hereby supplemented and amended as follows, effective as of the Amendment Date:

(a)     The defined terms: "Existing EOSA" shall mean that certain existing Executive Officer Severance Agreement dated September 5, 2017, by and between Steven J. Adolph, an individual (as the "Employee" thereunder), and SPAR Group, Inc., a Delaware corporation (as ("SGRP", the "Company" or the "Corporation" thereunder). "Existing CICSA" shall mean that certain existing Amended and Restated Change in Control Severance Agreement dated September 5, 2017 (the "Existing CICSA"), by and between Steven J. Adolph, an individual (as the "Employee" thereunder), and SPAR Group, Inc., a Delaware corporation (as ("SGRP", the "Company" or the "Corporation" thereunder). "First Amendment" shall mean the Corrected First Amendment to Severance Agreements dated as of August 8, 2018 by and between Steven J. Adolph, an individual (as the "Employee" thereunder), and SPAR Group, Inc., a Delaware corporation ( as ("SGRP", the "Company" or the "Corporation" thereunder). "EOSA" shall mean the Existing ESOA as amended by the First Amendment and as such agreement otherwise may have been and hereafter may be supplemented, modified, amended or restated from time to time in the manner provided therein. "CICSA" shall mean the Existing CICSA as amended by the First Amendment and as such agreement otherwise may have been and hereafter may be supplemented, modified, amended or restated from time to time in the manner provided therein. The defined term "Agreement" shall mean the CICSA.

(b)     Section 1 of the Existing CICSA is hereby amended by the addition of the following new subsection to the end of such Section (without the deletion or modification of any other material):

(f)     Separate EOSA Agreement; Non-Duplicative Payments. The Employee and the Company have entered into the separate EOSA. This Agreement does not replace, amend or affect the EOSA, and the EOSA Agreement does not replace, amend or affect this Agreement; provided, however, that the severance payments under this Agreement and the EOSA are not intended to be duplicative and the Employee is only entitled to be paid once for his Employee's Daily Compensation for the same period of time if the applicable payment periods under those Agreements overlap.

4.     Continuing Severance Agreements, Binding upon Successors. The Existing Severance Agreements, as supplemented and amended by this Amendment, shall remain and continue in full force and effect after the Amendment Date. This Amendment's provisions shall be binding upon the applicable Party and its heirs, successors, assigns and legal representatives and shall inure to the benefit of the heirs, successors, assigns and legal representatives of each other Party.

5.     Counterparts, Amendments and Authority. This Amendment may be executed in multiple counterparts and delivered electronically (including by fax or email) or physically, each of which shall be deemed an original and all of which together shall constitute a single agreement binding upon all of the Parties. Any supplement, modification, amendment, restatement, waiver, extension, discharge, release or termination of this Amendment must be in writing and signed by all of the Parties hereto and cannot be given orally. Each individual signing below represents and warrants to the other Party that such individual has the authority to bind the Party on whose behalf he or she has executed this Amendment.

6.     Governance and Entire Agreement. This Amendment shall be governed by and construed in accordance with the applicable provisions of the applicable Severance Agreement, which provisions are hereby incorporated herein by reference into this Amendment, and shall be interpreted as if this Amendment were the "Agreement" referred to in those incorporated provisions. This Amendment and the applicable Severance Agreement together contain the entire agreement and understanding of the Parties and supersede and completely replace all prior and other representations, warranties, promises, assurances and other agreements, understandings and information (including, without limitation, all letters of intent, term sheets, existing agreements, offers, requests, responses and proposals), whether written, electronic, oral, express, implied or otherwise, from a Party or between them with respect to the matters contained in this Amendment and the applicable Severance Agreement.

In Witness Whereof, the Parties hereto have executed and delivered this Amendment through their duly authorized signatories on the dates stated below and intend to be legally bound by this Amendment effective as of the Amendment Date.

COMPANY:	EMPLOYEE:
SPAR Group, Inc.	Steven J. Adolph

By:
[ ▲ Executive's Signature ▲]	[ ▲ Employee's Signature ▲ ]
Executive's Name: Christiaan M. Olivier
Executive's Title: Chief Executive Officer and President	Steven J. Adolph
[Employee's Name ▲ Please Type or Print]
Date Signed:	Date Signed:

Company's Current Address:	Employee's Current Address:
SPAR Group, Inc.	Steven J. Adolph
333 Westchester Avenue, South Building, Suite 204,
White Plains, New York 10604